EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 3, 2007 with respect to the consolidated financial statements of Medical Technology and Innovations, Inc. included in its Annual Report on Form 10-KSB for the year ended June 30, 2006.

/s/ Stegman & Company
Stegman & Company
Baltimore, Maryland
January 16, 2007